Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Fourth Quarter and Full Year 2015 Financial Results
Full Year Revenues Grew 49%; Added Over 600 New Customers in Fourth Quarter

SAN FRANCISCO - February 26, 2015 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced results for its fiscal fourth quarter and full year ended January 31, 2015.

Fourth Quarter 2015 Financial Highlights

•	Total revenues were $147.4 million, up 48% year-over-year.

•	License revenues were $98.1 million, up 43% year-over-year.

•	GAAP operating loss was $57.1 million; GAAP operating margin was negative 38.7%.

•	Non-GAAP operating income was $11.5 million; non-GAAP operating margin was 7.8%.

•	GAAP loss per share was $0.47; non-GAAP income per share was $0.09.

•	Operating cash flow was $51.5 million with free cash flow of $48.8 million.

Full Year 2015 Financial Highlights

•	Total revenues were $450.9 million, up 49% year-over-year.

•	License revenues were $283.2 million, up 42% year-over-year.

•	GAAP operating margin was negative 47.9%; non-GAAP operating margin was 2.7%.

•	Operating cash flow was $104.0 million with free cash flow of $90.0 million.

“We are proud to welcome more than 600 new customers to the Splunk family, which now includes over 9,000 customers around the world,” said Godfrey Sullivan, Chairman and CEO.  “We finished FY15 with strong performance across the board and posted our best quarter yet for both Splunk Cloud and the Splunk App for Enterprise Security. Our investments in cloud and solutions are helping to drive global customer adoption.”

Fourth Quarter 2015 and Recent Business Highlights

Customers:

•	Signed more than 600 new enterprise customers, ending the fiscal year with over 9,000 customers worldwide.

•
New and Expansion Customers Include: Accor (France), Auchan (France), Bank Gospodarstwa Krajowego (Poland), DATEV (Germany), Gamesys (United Kingdom), ICBC Asia (Hong Kong), Kaspersky Lab (Russia), Lennar Corporation, Macy’s, New York City Metropolitan Transportation Authority, Red Hat, SA Power Networks (Australia), Sephora, theScore (Canada), Tesco (United Kingdom), Toyota Motor Corporation, U.S. Department of State, Walmart Brasil, The Washington Post and Zillow.

Product:

•	Introduced the new Splunk App for AWS to deliver real-time security and operational visibility into AWS CloudTrail, Amazon CloudWatch, billing and Amazon S3 data.

•	Released the new Splunk Mobile App to support enterprise security requirements such as single sign-on and Mobile Device Management compatibility.

•	Introduced the Splunk App for Salesforce, a service available only on Splunk Cloud to analyze adoption and usage data, monitor security threats and detect application delivery issues in Salesforce.

•	Released the new Splunk App for Microsoft Exchange with a new Exchange Service Analyzer to give insight into the health of the entire Exchange environment.

Recognition:

•	Splunk named one of Fast Company’s Ten Most Innovative Companies in Big Data for the third consecutive year.

•	Splunk Enterprise voted Best Business Application by V3 Readers.

•	Splunk Enterprise named Best Big Data Analytics Solution by Government Security News.

•	Splunk named one of the Coolest Cloud Software Vendors of 2015 by CRN.

Splunk Inc. | www.splunk.com

•	Splunk’s Emilio Umeoka named one of the CRN Channel Chiefs of 2015.

•	Splunk named to Deloitte’s 2014 Technology Fast 500.

Appointments:

•	Appointed Adam Bangle, Vice President of EMEA.

•	Promoted Anthony Palladino to Vice President of Americas.

•	Promoted Bill Cull to Vice President of Worldwide Public Sector.

•	Promoted Emilio Umeoka to Vice President of Asia Pacific and Worldwide Partners.

Financial Outlook
The company is providing the following guidance for its fiscal first quarter 2016 (ending April 30, 2015):

•	Total revenues are expected to be between $116 million and $118 million.

•	Non-GAAP operating margin is expected to be between negative 2% and 4%.

The company is updating its previous guidance for its fiscal year 2016 (ending January 31, 2016):

•	Total revenues are expected to be approximately $600 million (was approximately $575 million per prior guidance provided on November 20, 2014).

The company is providing the following guidance for its fiscal year 2016 (ending January 31, 2016):

•	Non-GAAP operating margin is expected to be between 2% and 3%.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, ground lease expense related to a build-to-suit lease obligation, impairment of a long-lived asset and acquisition-related costs.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal fourth quarter 2015 and fiscal year 2015 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through March 5, 2015 by dialing (855) 859-2056 and referencing Conference ID 72662995.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal first quarter and fiscal year 2016 in the paragraphs under “Financial Outlook” above and other statements regarding momentum in the company’s business, expected success from product and service investments and innovations, customer adoption and growth strategies. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products; including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the U.S.; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic and business conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2014, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) provides the leading software platform for real-time Operational Intelligence. Splunk® software and cloud services enable organizations to search, monitor, analyze and visualize machine-generated big data coming from websites, applications, servers, networks, sensors and mobile devices. More than 9,000 enterprises, government agencies, universities and service providers in more than 100 countries use Splunk software to deepen business and customer

Splunk Inc. | www.splunk.com

understanding, mitigate cybersecurity risk, prevent fraud, improve service performance and reduce cost. Splunk products include Splunk® Enterprise, Splunk Cloud™, Hunk®, Splunk MINT Express™ and premium Splunk Apps. To learn more, please visit http://www.splunk.com/company.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Hunk, Splunk Cloud, Splunk Storm, SPL, Splunk MINT Express and Splunk MINT Enterprise are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2015 Splunk Inc. All rights reserved.

For more information, please contact:
Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2015	2014	2015	2014
Revenues
License	$98,082	$68,794	$283,191	$199,024
Maintenance and services	49,310	31,116	167,684	103,599
Total revenues	147,392	99,910	450,875	302,623
Cost of revenues
License	1,174	101	1,859	330
Maintenance and services [5]	20,366	11,097	66,519	35,495
Total cost of revenues [1,2,3]	21,540	11,198	68,378	35,825
Gross profit	125,852	88,712	382,497	266,798
Operating expenses
Research and development	47,335	26,260	150,790	75,895
Sales and marketing	107,695	76,336	344,471	215,335
General and administrative [4]	27,921	18,600	103,046	53,875
Total operating expenses [1,2,3,6]	182,951	121,196	598,307	345,105
Operating loss	(57,099)	(32,484)	(215,810)	(78,307)
Interest and other income (expense), net
Interest income, net	262	51	754	225
Other income (expense), net	542	(461)	216	(920)
Total interest and other income (expense), net	804	(410)	970	(695)
Loss before income taxes	(56,295)	(32,894)	(214,840)	(79,002)
Income tax provision (benefit) [7]	733	(263)	2,276	6
Net loss	$(57,028)	$(32,631)	$(217,116)	$(79,008)

Basic and diluted net loss per share	$(0.47)	$(0.30)	$(1.81)	$(0.75)

Weighted-average shares used in computing basic and diluted net loss per share	122,385	108,047	119,775	105,067
______________________________________

[1] Includes amortization of acquired intangible assets as follows:
Cost of revenues	$911	$566	$3,004	$648
Research and development	69	58	776	70
Sales and marketing	150	146	597	188

[2] Includes stock-based compensation expense as follows:
Cost of revenues	$5,536	$2,548	$17,189	$5,283
Research and development	19,260	9,834	60,777	20,829
Sales and marketing	28,606	14,587	90,064	30,012
General and administrative	9,792	6,275	46,149	13,244

[3] Includes employer payroll tax on employee stock plans as follows:
Cost of revenues	$295	$74	$639	$171
Research and development	1,570	874	3,219	1,151
Sales and marketing	1,182	781	2,850	1,688
General and administrative	1,000	385	2,160	961

[4] Includes ground lease expense related to build-to-suit obligation	$222	$—	$666	$—

[5] Includes charge related to impairment of long-lived asset	$—	$—	$—	$2,128

[6] Includes acquisition-related costs as follows:
Research and development	$—	$—	$—	$408
General and administrative	$—	$314	$—	$314

[7] Includes a partial release of the valuation allowance due to acquisition	$—	$(427)	$—	$(1,174)

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2015	January 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$387,315	$897,453
Investments, current portion	462,849	—
Accounts receivable, net	128,413	83,348
Prepaid expenses and other current assets	21,256	12,019
Total current assets	999,833	992,820
Investments, non-current	165,082	—
Property and equipment, net	50,374	15,505
Intangible assets, net	10,416	12,294
Goodwill	19,070	19,070
Other assets	3,016	642
Total assets	$1,247,791	$1,040,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,726	$2,079
Accrued payroll and compensation	65,220	43,876
Accrued expenses and other liabilities	27,819	12,743
Deferred revenue, current portion	249,883	149,156
Total current liabilities	346,648	207,854
Deferred revenue, non-current	54,202	43,165
Other liabilities, non-current	33,620	4,404
Total non-current liabilities	87,822	47,569
Total liabilities	434,470	255,423
Stockholders’ equity
Common stock	123	116
Accumulated other comprehensive income (loss)	(837)	58
Additional paid-in capital	1,200,858	954,441
Accumulated deficit	(386,823)	(169,707)
Total stockholders’ equity	813,321	784,908
Total liabilities and stockholders’ equity	$1,247,791	$1,040,331

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2015	2014	2015	2014
Cash Flows From Operating Activities
Net loss	$(57,028)	$(32,631)	$(217,116)	$(79,008)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,526	2,192	12,494	6,692
Amortization of investment premiums	323	—	775	—
Stock-based compensation	63,194	33,244	214,179	69,368
Deferred income taxes	466	(186)	(327)	(1,374)
Excess tax benefits from employee stock plans	261	188	(847)	(351)
Impairment of long-lived asset	—	—	—	2,128
Changes in operating assets and liabilities
Accounts receivable, net	(45,863)	(29,353)	(45,065)	(19,400)
Prepaid expenses, other current and non-current assets	(9,243)	(372)	(11,284)	(6)
Accounts payable	721	(96)	1,766	171
Accrued payroll and compensation	16,739	13,221	21,344	15,753
Accrued expenses and other liabilities	3,624	(2,766)	16,297	2,454
Deferred revenue	74,808	50,988	111,764	77,421
Net cash provided by operating activities	51,528	34,429	103,980	73,848
Cash Flow From Investing Activities
Purchases of investments	(129,433)	—	(820,710)	—
Maturities of investments	129,000	—	192,000	—
Acquisitions, net of cash acquired	—	(20,780)	(2,500)	(29,738)
Purchases of property and equipment	(2,750)	(2,043)	(13,950)	(9,308)
Net cash used in investing activities	(3,183)	(22,823)	(645,160)	(39,046)
Cash Flow From Financing Activities
Proceeds from the exercise of stock options	3,987	4,866	16,792	23,731
Excess tax benefits from employee stock plans	(261)	(188)	847	351
Proceeds from employee stock purchase plan	6,139	5,358	14,494	11,434
Taxes paid related to net share settlement of equity awards	—	(15,404)	—	(18,156)
Payment related to build-to-suit lease obligation	—	—	(523)	—
Proceeds from follow-on offering, net of offering costs	—	539,339	—	539,339
Net cash provided by financing activities	9,865	533,971	31,610	556,699
Effect of exchange rate changes on cash and cash equivalents	(448)	(19)	(568)	13
Net increase (decrease) in cash and cash equivalents	57,762	545,558	(510,138)	591,514
Cash and cash equivalents at beginning of period	329,553	351,895	897,453	305,939
Cash and cash equivalents at end of period	$387,315	$897,453	$387,315	$897,453

Splunk Inc. | www.splunk.com

 SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation table): stock-based compensation expense, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, ground lease expense related to a build-to-suit lease obligation, impairment of a long-lived asset, acquisition-related costs and the partial release of the valuation allowance due to acquisition. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes the non-cash charge for previously capitalized Storm research and development expense (reflected as an impairment of a long-lived asset) as a result of its strategic decision to start making its Storm product available at no cost to customers, a decision that Splunk expects to be infrequent in nature. Splunk also excludes acquisition-related costs, amortization of acquired intangible assets and ground lease expense related to its build-to-suit lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Splunk further excludes the partial release of the valuation allowance due to acquisition from non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is also considered by management to be outside Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following table reconciles Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2015	2014	2015	2014
Reconciliation of cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$51,528	$34,429	$103,980	$73,848
Less purchases of property and equipment	(2,750)	(2,043)	(13,950)	(9,308)
Free cash flow (Non-GAAP)	$48,778	$32,386	$90,030	$64,540
Net cash used in investing activities	$(3,183)	$(22,823)	$(645,160)	$(39,046)
Net cash provided by financing activities	$9,865	$533,971	$31,610	$556,699
Gross margin reconciliation:
GAAP gross margin	85.4%	88.8%	84.8%	88.2%
Stock-based compensation expense	3.8	2.6	3.9	1.7
Employer payroll tax on employee stock plans	0.2	0.1	0.1	0.1
Amortization of acquired intangible assets	0.6	0.6	0.7	0.2
Impairment of long-lived asset	—	—	—	0.7
Non-GAAP gross margin	90.0%	92.1%	89.5%	90.9%
Operating income (loss) reconciliation:
GAAP operating loss	$(57,099)	$(32,484)	$(215,810)	$(78,307)
Stock-based compensation expense	63,194	33,244	214,179	69,368
Employer payroll tax on employee stock plans	4,047	2,114	8,868	3,971
Amortization of acquired intangible assets	1,130	770	4,377	906
Impairment of long-lived asset	—	—	—	2,128
Acquisition-related costs	—	314	—	722
Ground lease expense related to build-to-suit lease obligation	222	—	666	—
Non-GAAP operating income (loss)	$11,494	$3,958	$12,280	$(1,212)
Operating margin reconciliation:
GAAP operating margin	(38.7)%	(32.5)%	(47.9)%	(25.9)%
Stock-based compensation expense	42.8	33.3	47.5	22.9
Employer payroll tax on employee stock plans	2.7	2.1	2.0	1.3
Amortization of acquired intangible assets	0.8	0.8	1.0	0.3
Impairment of long-lived asset	—	—	—	0.7
Acquisition-related costs	—	0.3	—	0.3
Ground lease expense related to build-to-suit lease obligation	0.2	—	0.1	—
Non-GAAP operating margin	7.8%	4.0%	2.7%	(0.4)%
Net income (loss) reconciliation:
GAAP net loss	$(57,028)	$(32,631)	$(217,116)	$(79,008)
Stock-based compensation expense	63,194	33,244	214,179	69,368
Employer payroll tax on employee stock plans	4,047	2,114	8,868	3,971
Amortization of acquired intangible assets	1,130	770	4,377	906
Impairment of long-lived asset	—	—	—	2,128
Acquisition-related costs	—	314	—	722
Ground lease expense related to build-to-suit lease obligation	222	—	666	—
Partial release of the valuation allowance due to acquisition	—	(427)	—	(1,174)
Non-GAAP net income (loss)	$11,565	$3,384	$10,974	$(3,087)
Reconciliation of shares used in computing basic and diluted net income (loss) per share:
Weighted-average shares used in computing GAAP basic net loss per share	122,385	108,047	119,775	105,067
Effect of dilutive securities: Employee stock awards	6,216	10,685	7,364	—
Weighted-average shares used in computing Non-GAAP basic and diluted net income (loss) per share	128,601	118,732	127,139	105,067
GAAP basic and diluted net loss per share	$(0.47)	$(0.30)	$(1.81)	$(0.75)
Non-GAAP basic and diluted net income (loss) per share	$0.09	$0.03	$0.09	$(0.03)

Splunk Inc. | www.splunk.com